Exhibit 99.1

Vinco Ventures Disrupts NFT Technology with Launch of E-NFT’s

Vinco Ventures’ subsidiary EVNT Platform, LLC to Bring Full-Scale, 3D NFT’s to Entertainment Market, Businesses, and Global Brands

Bethlehem, PA, April 21, 2021 (GLOBE NEWSWIRE) -- Vinco Ventures, Inc. (NASDAQ: BBIG), today announces the launch of subsidiary EVNT Platform, LLC. (DBA Emmersive Entertainment), poised to disrupt the NFT Market. EVNT Platform acquired software assets from, celebrity backed, Emmersive Entertainment, Inc. (a Delaware Corporation) and will be led by industry pioneers and Emmersive Entertainment, Inc. Co-Founders, David J Kovacs, International Superstar Flo Rida, and Erik Hicks. EVNT Platform will combine the proprietary technology with celebrity audiences to create a revolutionary E-NFT experience.

EVNT plans to bring E-NFTs, cutting edge 3-dimensional full-scale NFTs, to market this summer. Leveraging our industry connections, the company will produce original artwork featuring chart topping Musicians, Award-winning actors/actresses and All-Star athletes for you to have right in your living room using augmented and virtual reality. The EVNT strategy for its E-NFTs, includes the opportunity for collectors to automatically become members of an exclusive community of fans with unique access to digital events and experiences by owning a memorable token from their favorite celebrity.

Additionally, the newly acquired technology will be used to advertise and market corporate brands to enhance their visibility to a broader audience.

Erik Hicks added that “When celebrities, international brands, and collaborators of all types come and work with us, we offer immeasurable quality assurance, coupled with disruptive technology delivered through our team of creative veterans whom themselves are visionaries in their own right. Each of our clients, with whom we work can absolutely expect a finished product that will reflect a timeless, masterful work of art.”

EVNT Platform projects E-NFT Sales on their platform within the next 90 days. Additionally, EVNT will offer traditional NFT’s along with several physical items to enhance the user experience.

“The NFT and specifically E-NFT space is truly cutting edge,” said Brian McFadden, Chief Strategy Officer. “After meeting the Emmersive team and viewing their technology live it was clear that they’re pushing the limits in the space. Combine their technology with deep celebrity contacts, and we are poised to change digital entertainment forever. The launch of the EVNT Platform is another step in our Be BIG strategy, and we look forward to the upcoming synergies with Lomotif as the ZASH merger progresses.”

About Vinco Ventures, Inc.

Vinco Ventures, Inc. (BBIG) is a mergers and acquisition company focused on digital commerce and consumer brands. Vinco’s B.I.G. (Buy. Innovate. Grow.) strategy will seek out acquisition opportunities that are poised for scale and grow said acquisitions through targeted traffic and content campaigns. For more information visit Investors.vincoventures.com.

Forward-Looking Statements and Disclaimers

To the extent any statements contained in this press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor Relations:
Aimee Carroll
Phone: 866-900-0992
Email: Investors@vincoventures.com